FOR IMMEDIATE RELEASE

UNITED COMMUNITY BANCORP ANNOUNCES
THEAPPOINTMENT OF CHAIRMAN OF THE BOARD OF DIRECTORS AND
INDEPENDENT LEAD DIRECTOR

Lawrenceburg, Indiana, October 10, 2014 — United Community Bancorp (the “Company”) (Nasdaq: UCBA), the holding company for United Community Bank (the “Bank”), today announced the appointment of William F. Ritzmann as Chairman of the Board of Directors  of the Company and the Bank and Ralph B. Sprecher as Independent Lead Director of the Board of Directors of the Company and the Bank.  Mr. Ritzmann was appointed Chairman of the Board in connection with Mr. Sprecher’s retirement from the position of Chairman. Mr. Ritzmann most recently served as President and Chief Executive Officer of United Community Bancorp from its inception in 2006 and of the Bank from 1999 until June 30, 2014.

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana.  The Bank currently operates eight offices in Dearborn County and Ripley County, Indiana.

Contact:                United Community Bancorp
Elmer G. McLaughlin, President and Chief Executive Officer
(812) 537-4822